Exhibit 99.1

Dakota Plains HOLDINGS, INC.

Reports Fourth Quarter and Full Year 2015 Financial Results

WAYZATA, Minnesota, (March 11, 2016) -- Dakota Plains Holdings, Inc. (“Dakota Plains”), (NYSE MKT: DAKP) today announced financial results for the three and twelve months ended December 31, 2015.

Full Year 2015 Operational Summary

•	The Company transloaded 16.8 million barrels of crude oil, an increase of approximately 19% compared to 2014.

•	The Company transloaded 605,000 tons of frac sand, an increase of approximately 251% compared to 2014. The Company commenced sand transloading operations in June of 2014.

•	The Company materially reduced operating costs by bringing transloading operations in-house in the second quarter of 2015.

•	The Company completed construction of a 90,000 barrel crude oil storage tank in the second quarter of 2015.

Full Year 2015 Financial Summary

•	Adjusted EBITDA (a non-GAAP measure described below) was $8.7 million compared to $3.4 million for 2014.

•	The Company had a net loss of $25.0 million, including a negative non-cash valuation allowance of $27.4 million and an offsetting non-cash adjustment of $11.0 million, compared to a net loss of $3.3 million for 2014 (after adjusting for non-controlling interests).

•	In December 2015 the Company amended its credit facility including extending the maturity of its Tranche B Term Loan to January 5, 2017.

•	Revenue from crude oil transloading was $23.2 million compared to $26.8 million in 2014.

•	Revenue from frac sand transloading was $4.5 million compared to $1.4 million in 2014.

Craig McKenzie, Chief Executive Officer of Dakota Plains, said: “The energy industry, including the U.S. midstream segment, experienced a significant downturn in 2015. Despite this challenge, we were able to increase throughput volumes in both oil and sand transloading, and gain significant market share in both businesses. In addition, by materially reducing our operating costs, we were able to increase our cash margin for operations and delivered a 151% increase in EBITDA.”

McKenzie continued, “Notwithstanding the recent uptick in oil prices, future development and production levels in the Bakken remain uncertain.  We are maintaining diligent oversight of our operations, as well as our financials, while we also pursue strategic alternatives.”

Fourth Quarter 2015 Financial Results

Adjusted EBITDA for the fourth quarter of 2015 was $0.3 million compared to $1.9 million for the same period of 2014. The difference was primarily driven by lower crude oil transloading fees.

The Company reported a net loss of $3.4 million for the fourth quarter of 2015 compared to a net loss of $0.9 million for the fourth quarter of 2014 (after adjusting for non-controlling interests). The net loss for the fourth quarter of 2015 was primarily driven by the decrease in revenue as a result of lower crude oil transloading fees, which was partially offset by improved operating efficiencies and increased crude oil and frac sand transloading volumes.

Revenue from crude oil transloading was $3.7 million for the fourth quarter of 2015 compared to $7.7 million for the same period of 2014. The Company transloaded 4.4 million barrels of crude oil during the fourth quarter of 2015 compared to 4.0 million barrels during the same period of 2014. The decrease in revenue was driven by a 55% reduction in the average transloading fee charged in the fourth quarter of 2015 compared to the same period of 2014. Cost of revenue for crude oil transloading was $1.2 million for the fourth quarter of 2015 compared to $2.1 million during the same period of 2014. This reduction was primarily due to bringing the transloading operations in-house during the second quarter of 2015.

Revenue from frac sand transloading was $1.1 million for the fourth quarter of 2015 compared to $0.6 million for the same period of 2014. The increase in revenue was driven by volume as the Company transloaded approximately 159,000 tons of frac sand during the fourth quarter of 2015 compared to approximately 81,000 tons during the same period of 2014, a 97% increase. The cost of revenue related to frac sand transloading was $0.1 million compared to $0.3 million for the fourth quarter of 2014. The decrease was due to improved efficiencies as a result of bringing the transloading operations in-house during the second quarter of 2015.

General and administrative expenses were $3.2 million for the fourth quarter of 2015, which was flat compared to the same period of 2014.

Interest expense was $2.0 million for the fourth quarter of 2015 compared to $1.3 million for the fourth quarter of 2014. The increase was primarily driven by the interest expense related to the operational override liability and the additional debt resulting from the acquisition of 50% of the outstanding interest in the transloading and marketing joint ventures in the fourth quarter of 2014.

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Full Year 2015 Financial Results

Adjusted EBITDA for the fiscal year ended December 31, 2015, was $8.7 million compared to $3.4 million in 2014. The increase in 2015 Adjusted EBITDA was primarily driven by company high crude oil and frac sand transloading throughput volumes, revenues from railcar storage, and improved operating efficiencies in the crude oil and frac sand transloading operations.

The Company experienced a net loss of $25.0 million for the fiscal year ended December 31, 2015, compared to a net loss of $3.3 million for the fiscal year ended December 31, 2014. The 2015 net loss was driven by a non-cash valuation allowance on the Company’s deferred tax assets of approximately $27.4 million, which was partially offset by an $11 million gain from a revaluation of the operational override liability. In addition, higher crude oil and frac sand transloading throughput, revenues from railcar storage, and bringing the transloading operations in-house partially offset the valuation allowance. The net loss in 2014 was driven by a significant decrease in income from the Company’s indirect investment in its marketing joint venture.

Revenue from crude oil transloading was $23.2 million in 2015 compared to $26.8 million in 2014. The decrease in revenue was driven by a 28% drop in average crude oil transloading fees. The impact of lower fees was partially offset by volume, as the Company transloaded 16.8 million barrels of crude oil (46,000 barrels per day) during 2015 compared to 14.2 million barrels of crude oil (39,000 barrels per day) during 2014, a 19% increase. Total cost of revenue related to crude oil transloading for 2015 was $6.0 million compared to $7.9 million for 2014, a 23% decrease driven by bringing the transloading operations in-house.

Revenue from frac sand transloading was $4.5 million in 2015 compared to $1.4 million in 2014. Cost of revenue related to frac sand transloading was $1.2 million in 2015 compared to $0.6 million in 2014. The increases in both revenue and cost of revenue were due to higher volume as the frac sand transloading operations did not commence until June 2014. The Company transloaded 605,000 tons of frac sand during 2015 compared to 172,000 tons of frac sand during 2014. The 46% decrease in cost of revenue per ton transloaded during 2015 was primarily the result of bringing the transloading operations in-house during the second quarter of 2015.

General and administrative expenses were $10.3 million for the fiscal year ended December 31, 2015, compared to $9.1 million for the fiscal year ended December 31, 2014. The 13% increase was primarily due to the $1.1 million in fees and costs related to the strategic alternatives process.

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Interest expense was $8.1 million for the fiscal year ended December 31, 2015, compared to $2.8 million for the fiscal year ended December 31, 2014. The increase was primarily driven by the interest expense related to the operational override liability and additional debt from the acquisition of 50% of the outstanding interests in the transloading and marketing joint ventures in the fourth quarter of 2014.

The operational override liability was reduced $11.0 million for the fiscal year ended December 31, 2015, as compared to the fiscal year ended December 31, 2014, due to a decrease in the long-term estimated daily crude oil transloading volume used to calculate the liability.

The provision for income taxes was $29.3 million for the fiscal year ended December 31, 2015, compared to a benefit from income taxes of $0.9 million for the fiscal year ended December 31, 2014. The increase in the provision for income taxes was primarily due to the valuation allowance placed on the net deferred tax asset in 2015.

Adjusted EBITDA

Adjusted EBITDA and adjusted EBITDA attributable to stockholders of Dakota Plains Holdings, Inc., is a non-GAAP measure. A reconciliation of this measure to its most directly comparable GAAP measure is included in the accompanying financial tables found later in this release. Management believes the use of this non-GAAP financial measure provides useful information to investors to gain an overall understanding of current financial performance. Specifically, management believes the non-GAAP results included herein provide useful information to both management and investors by excluding certain expenses and gains that management believes are not indicative of Dakota Plains’ core operating results. In addition, this non-GAAP financial measure is used by management for budgeting and forecasting as well as subsequently measuring Dakota Plains’ performance, and management believes it is providing investors with a financial measure that most closely aligns to its internal measurement processes.

About Dakota Plains Holdings, Inc.

Dakota Plains Holdings, Inc. is an integrated midstream energy company operating the Pioneer Terminal transloading facility. The Pioneer Terminal is centrally located in Mountrail County, North Dakota, for Bakken and Three Forks development and production activity. For more information please visit the corporate website at: www.dakotaplains.com.

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Forward Looking Statements

Statements made by representatives of Dakota Plains in this press release that are not historical facts are forward-looking statements. These statements are based on certain assumptions and expectations made by the Company which reflect management’s experience, estimates and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or anticipated in the forward-looking statements. These include risks relating to global economics or politics, the Company’s ability to obtain additional capital needed to implement our business plan, minimal operating history, loss of key personnel, lack of business diversification, reliance on strategic, third-party relationships, financial performance and results, prices and demand for oil, the Company’s ability to make acquisitions on economically acceptable terms, and other factors described from time to time in the Company’s periodic reports filed with the SEC that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. Dakota Plains undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events.

For more information, please contact:

Company Contact	Investor and Media Contact
Tim Brady, CFO	Dan Gagnier, Sard Verbinnen
tbrady@dakotaplains.com	DGagnier@sardverb.com
Phone: 952.473.9950	Phone: 212.415.8972
www.dakotaplains.com	www.sardverb.com

- TABLES FOLLOW -

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DAKOTA PLAINS HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2015 AND 2014

ASSETS

	December 31,
	2015	2014
CURRENT ASSETS
Cash and Cash Equivalents	$1,821,482	$4,690,706
Trade Receivables, Net	8,936,062	3,268,386
Income Tax Receivable	9,648	14,803
Other Current Assets	439,309	99,776
Other Receivables	42,038	781,135
Deferred Tax Asset	110,000	2,266,000
Total Current Assets	11,358,539	11,120,806
PROPERTY AND EQUIPMENT
Land	3,191,521	3,191,521
Site Development	5,829,639	5,829,640
Terminal	21,437,077	21,383,972
Machinery	18,218,163	18,133,754
Storage Tanks	15,299,541	9,307,570
Construction in Progress	-	1,886,470
Other Property and Equipment	3,123,163	2,603,417
Total Property and Equipment	67,099,104	62,336,344
Less – Accumulated Depreciation	10,908,003	6,143,159
Total Property and Equipment, Net	56,191,101	56,193,185
FINANCE COSTS, NET	2,271,201	1,537,795
RESTRICTED CASH	3,000,593	3,000,000
DEFERRED TAX ASSET	-	26,762,000
OTHER ASSETS	512,901	512,901
Total Assets	$73,334,335	$99,126,687

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts Payable	$4,791,157	$7,387,612
Accrued Expenses	4,149,601	1,696,358
Promissory Notes, SunTrust	3,225,000	23,250,000
Operational Override Liability	1,879,607	715,497
Notes Payable – Vehicles	57,623	-
Total Current Liabilities	14,102,988	33,049,467
LONG-TERM LIABILITIES
Promissory Notes, SunTrust	53,525,000	25,250,000
Operational Override Liability	32,426,367	44,595,370
Notes Payable – Vehicles	168,270	-
Deferred Tax Liability	110,000	-
Other Non-Current Liabilities	2,917	9,917
Total Long-Term Liabilities	86,232,554	69,855,287
Total Liabilities	100,335,542	102,904,754
COMMITMENTS AND CONTINGENCIES (NOTE 14)

STOCKHOLDERS’ DEFICIT
Preferred Stock – Par Value $.001; 10,000,000 Shares Authorized; None Issued or Outstanding	-	-
Common Stock – Par Value $.001; 100,000,000 Shares Authorized; 55,175,363 and 55,044,829 Issued and Outstanding, Respectively	55,175	55,044
Additional Paid-In Capital	8,012,268	6,267,788
Accumulated Deficit	(35,068,650)	(10,100,899)
Total Stockholders’ Deficit	(27,001,207)	(3,778,067)
Total Liabilities and Stockholders’ Deficit	$73,334,335	$99,126,687

The accompanying notes are an integral part of these consolidated financial statements.

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DAKOTA PLAINS HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

	Year Ended December 31,
	2015	2014	2013
REVENUES
Transloading Revenue	$23,161,752	$26,781,637	$-
Sand Revenue	4,532,393	1,379,520	-
Rental Income	120,000	120,000	-
Rental Income – Related Party	-	-	349,372
Other	1,398,950	-	-
Total Revenues	29,213,095	28,281,157	349,372

COST OF REVENUES	6,796,772	8,040,016	-
(exclusive of items shown separately below)
OPERATING EXPENSES
Transloading Operating Expenses	4,176,658	2,799,268	-
General and Administrative Expenses	10,343,262	9,131,788	8,449,125
Depreciation and Amortization	4,764,844	4,332,900	179,546
Total Operating Expenses	19,284,764	16,263,956	8,628,671

INCOME (LOSS) FROM OPERATIONS	3,131,559	3,977,185	(8,279,299)

OTHER INCOME (EXPENSE)
Income from Investment in Dakota Petroleum Transport Solutions, LLC	-	-	4,312,394
Income (Loss) from Investment in DPTS Marketing LLC	-	(355,265)	2,961,671
Income from Investment in Dakota Plains Services, LLC	-	606,977	130,305
Interest Expense (Net of Interest Income)	(8,071,283)	(2,793,190)	(3,630,950)
Gain on Extinguishment of Debt	-	-	1,726,515
Change in Operational Override	10,958,375	-	-
Other Income (Expense)	(1,704,618)	(34,022)	-
Total Other Income (Expense)	1,182,474	(2,575,500)	5,499,935
INCOME (LOSS) BEFORE TAXES	4,314,033	1,401,685	(2,779,364)

INCOME TAX PROVISION (BENEFIT)	29,281,784	(854,993)	(1,054,000)

NET INCOME (LOSS)	(24,967,751)	2,256,678	(1,725,364)

NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	-	5,520,752	-
NET LOSS ATTRIBUTABLE TO SHAREHOLDERS OF DAKOTA PLAINS HOLDINGS, INC.	$(24,967,751)	$(3,264,074)	$(1,725,364)

Net Loss Per Common Share – Basic and Diluted	$(0.46)	$(0.06)	$(0.04)

Weighted Average Shares Outstanding – Basic and Diluted	54,228,266	53,971,183	42,338,999

The accompanying notes are an integral part of these consolidated financial statements.

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DAKOTA PLAINS HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

	Year Ended December 31,
	2015	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$(24,967,751)	$2,256,678	$(1,725,364)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation and Amortization	4,764,844	4,332,900	179,546
Amortization of Debt Discount	-	640,985	349,632
Amortization of Finance Costs	1,017,844	203,394	70,728
Gain on Extinguishment of Debt	-	-	(1,726,515)
Gain on Sale of Dakota Plains Services, LLC	-	(472,624)	-
Deferred Income Taxes	29,280,000	(1,033,000)	(26,000)
Share-Based Consulting Fees	-	-	299,288
Decrease in Deferred Rental Income	-	-	(24,793)
Income from Investment in Dakota Petroleum Transport Solutions, LLC	-	-	(4,312,394)
Loss (Income) from Investment in DPTS Marketing LLC	-	355,265	(2,961,671)
Income for Investment in Dakota Plains Services, LLC	-	(606,977)	(130,305)
Decrease in Operational Override Liability	(10,958,375)	-	-
Non-Cash Rental (Income) Expense	-	17,941	(12,169)
Amortization of Deferred Rent	(7,000)	(7,000)	(4,083)
Share-Based Compensation	2,513,258	2,330,651	2,753,817
Changes in Working Capital and Other Items, Net of Purchase of Membership Interest and Consolidation of VIE:
Increase in Trade Receivables	(5,667,676)	(3,245,923)	-
Decrease (Increase) in Other Receivables	739,097	(712,239)	-
Decrease (Increase) in Income Taxes Receivable	5,155	1,105,254	(1,120,057)
Decrease (Increase) in Other Current Assets	(339,533)	460,724	(55,986)
Decrease in Due from Related Party	-	1,676,006	46,018
Increase (Decrease) in Accounts Payable	(2,886,173)	2,251,463	69,318
Decrease in Income Taxes Payable	-	-	(1,028,000)
Increase in Accrued Expenses	1,314,493	129,769	1,307,740
Decrease in Deferred Rental Income	-	-	(8,062)
Increase in Due from Related Party	-	(24,484)	-
Increase in Restricted Cash	(593)	-	-
Increase in Other Assets	-	(496,999)	(15,500)
Net Cash Provided By (Used In) Operating Activities	(5,192,410)	9,161,784	(8,074,812)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Property and Equipment	(5,136,844)	(12,285,389)	(159,621)
Cash Received from DPTS Marketing LLC	-	10,646,038	12,910,000
Preferred Dividends Received from DPTS Marketing LLC	-	709,589	1,065,753
Cash Received from Dakota Plains Services, LLC	-	-	59,906
Cash Received from Sale of Dakota Plains Service, LLC	-	1,150,000	-
Cash Paid for Investment in Dakota Petroleum Transport Solutions, LLC	-	-	(17,500,000)
Cash Paid for Purchase of Non Controlling Interests	-	(44,196,600)	-
Cash Received from Dakota Petroleum Transport Solutions, LLC	-	-	1,757,896
Cash Received from Consolidation of Dakota Petroleum Transport Solutions, LLC	-	-	6,921,264
Cash Received from Consolidation of DPTS Marketing LLC	-	3,396,957	-
Net Cash Provided By (Used In) Investing Activities	(5,136,844)	(40,579,405)	5,055,198
CASH FLOWS FROM FINANCING ACTIVITIES
Finance Costs Paid	(612,500)	(1,430,459)	(9,783)
Common Shares Surrendered	(356,845)	(645,679)	(568,058)
Proceeds from Issuance of Common Stock – Net of Issuance Costs	-	-	13,910,305
Cash Distributions to Non-Controlling Interests	-	(5,110,826)	-
Capital Contribution to DPTS Sand, LLC	-	1,000	-
Cash Paid for Debt Extinguishment Costs	-	-	(218,641)
Increase in Restricted Cash	-	(3,000,000)	-
Repayment of Promissory Notes	-	(7,717,317)	(6,922,684)
Proceeds from Promissory Note, Pioneer Project	-	-	7,500,000
Principal Payments on Promissory Note, Pioneer Project	-	(7,500,000)	-
Advances on Promissory Notes, SunTrust	9,000,000	48,500,000	-
Payments on Promissory Notes, SunTrust	(750,000)	-	-
Proceeds from Notes Payable – Vehicles	270,165	-	-
Payments on Notes Payable – Vehicles	(44,272)	-	-
Payments on Operational Override Liability	(46,518)	-	-
Net Cash Provided By Financing Activities	7,460,030	23,096,719	13,691,139

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(2,869,224)	(8,320,902)	10,671,525

CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	4,690,706	13,011,608	2,340,083

CASH AND CASH EQUIVALENTS – END OF PERIOD	$1,821,482	$4,690,706	$13,011,608
Supplemental Disclosure of Cash Flow Information
Cash Paid During the Period for Interest	$5,204,872	$1,536,450	$3,085,750
Cash Paid During the Period for Income Taxes	$1,784	$11,852	$1,073,308
Non-Cash Financing and Investing Activities:
Property and Equipment Included in Accounts Payable	$380,549	$754,815	$10,215
Finance Costs Included in Accrued Expenses	$1,138,750	$-	$-
Purchase of Property and Equipment Paid Subsequent to Period End Related to Consolidation of VIE	$-	$-	$6,173,638
Preferred Dividend Receivable	$-	$457,532	$498,632
Satisfaction of Promissory Notes through issuance of Common Stock	$-	$-	$10,020,143
Fair Value of Common Stock Issued for Finance Costs	$-	$187,450	$-
Non-Cash Amounts Related to Equity Transaction:
Decrease in Additional Paid In Capital	$411,802	$39,439,828	$-
Increase in Deferred Tax Asset	$-	$24,114,000	$-
Increase in Contingent Liability	$-	$45,310,867	$-

The accompanying notes are an integral part of these consolidated financial statements.

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DAKOTA PLAINS HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

						Total
			Additional		Non-Controlling	Stockholders’
	Common Stock		Paid-In	Accumulated	Interest In	Equity
	Shares	Amount	Capital	Deficit	Subsidiary	(Deficit)

Balance – December 31, 2012	41,839,433	$41,839	$17,432,904	$(5,111,461)	$-	$12,363,282
Share-Based Compensation	-	-	1,469,442	-	-	1,469,442
Sale of Common Shares at $2.15 per share	7,000,000	7,000	15,043,000	-	-	15,050,000
Issuance of Common Shares Pursuant to Debt Restructure	4,660,535	4,660	10,015,483	-	-	10,020,143
Issuance of Restricted Common Shares	794,063	794	(794)	-	-	-
Issuance of Common Shares to Executive	62,500	63	234,937	-	-	235,000
Issuance of Warrants Pursuant to Consulting Agreements	-	-	208,663	-	-	208,663
Issuance of Common Shares to Board of Directors	308,108	308	1,139,692	-	-	1,140,000
Common Shares Surrendered	(458,259)	(458)	(567,600)	-	-	(568,058)
Cost of Capital Raise	-	-	(1,139,695)	-	-	(1,139,695)
Creation of Non-controlling Interest in Subsidiary	-	-	-	-	25,573,066	25,573,066
Net Loss	-	-	-	(1,725,364)	-	(1,725,364)
Balance – December 31, 2013	54,206,380	54,206	43,836,032	(6,836,825)	25,573,066	62,626,479
Share-Based Compensation	-	-	1,364,816	-	-	1,364,816
Issuance of Restricted Common Shares	589,483	590	(590)	-	-	-
Issuance of Common Shares to Executives and Employees	287,237	287	641,957	-	-	642,244
Issuance of Common Shares to Board Directors	144,477	144	323,447	-	-	323,591
Issuance of Common Shares for Consulting Services	115,000	115	187,335			187,450
Common Shares Surrendered	(297,749)	(298)	(645,381)	-	-	(645,679)
Distributions Paid to Non-Controlling Interest	-	-	-	-	(5,110,826)	(5,110,826)
Increase in Joint Venture Ownership Pursuant to Equity Method Transaction	-	-	(39,439,828)	-	(25,982,992)	(65,422,820)
Net Income (Loss)	-	-	-	(3,264,074)	5,520,752	2,256,678
Balance – December 31, 2014	55,044,828	55,044	6,267,788	(10,100,899)	-	(3,778,067)
Share-Based Compensation	-	-	2,155,258	-	-	2,155,258
Issuance of Restricted Common Shares	66,667	67	(67)	-	-	-
Common Shares Surrendered	(237,399)	(237)	(356,608)	-	-	(356,845)
Issuance of Common Shares to Board Directors	267,934	268	349,732	-	-	350,000
Issuance of Common Shares to Employee	33,333	33	7,967	-	-	8,000
Increase in Joint Venture Ownership Pursuant to Equity Method Transaction	-	-	(411,802)	-	-	(411,802)
Net Loss	-	-	-	(24,967,751)	-	(24,967,751)
Balance – December 31, 2015	55,175,363	$55,175	$8,012,268	$(35,068,650)	$-	$(27,001,207)

The accompanying notes are an integral part of these consolidated financial statements.

9

Dakota Plains Holdings, Inc. and Subsidiaries
Reconciliation of Adjusted EBITDA

	Year Ended December 31,
	2015	2014	2013
Net Income (Loss)	$(24,967,751)	$2,256,678	$(1,725,364)
Add back:
Income Tax Provision (Benefit)	29,281,784	(854,993)	(1,054,000)
Depreciation and Amortization	4,764,843	4,332,900	179,546
Share Based Compensation – Employees and Directors	2,513,258	2,330,651	2,753,817
Share Based Compensation – Consultants	-	-	299,288
Interest Expense	8,071,283	2,793,190	3,630,950
Decrease in Operational Override Liability	(10,958,374)	-	-
Gain on Extinguishment of Debt	-	-	(1,726,515)
Adjusted EBITDA	$8,705,043	$10,858,426	$2,357,722

Adjusted EBITDA Attributable to Non-Controlling Interests	-	7,411,785	-

Adjusted EBITDA Attributable to Shareholders of Dakota Plains Holdings, Inc.	$8,705,043	$3,446,641	$2,357,722

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